As filed with the Securities and Exchange Commission on September 13, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7480 Mission Valley Road, Suite 101

San Diego, California 92108

(Address of Principal Executive Offices including Zip Code)

(619) 683-9830

(Registrant’s Telephone Number, including Area Code)

Mad Catz Interactive, Inc.

Stock Option Plan – 2007

(Full Title of the Plan)

Copies to:

WHITNEY E. PETERSON

Vice President and General Counsel

MAD CATZ INTERACTIVE, INC.

7840 Mission Valley Road, Suite 101

San Diego, California 92108

(619) 683-9830

(Name, address, including zip code, and telephone number, including area code, of agent for service)

JOSHUA E. LITTLE, ESQ. Durham Jones & Pinegar, P.C. 192 E. 200 N., Third Floor St. George, Utah 84770 (435) 674-0400

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	3,000,000	$0.71 - $0.98	$2,643,000.00	$307

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Mad Catz Interactive, Inc. Stock Option Plan—2007, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	The Plan authorizes the issuance of a maximum of 10,300,000 shares of common stock of the Registrant, 7,300,000 of which were registered pursuant to a Registration Statement on Form S-8 (Registration No. 333-169947), for which the registration fee was previously paid in full.
(3)	This estimate is made pursuant to Rule 457(h) and (c) and is determined according to the following offering price information:
•	Additional shares of Common Stock reserved for issuance under the Plan being registered hereunder: 3,000,000

•	Shares of common stock subject to outstanding options at indicated exercise price: 1,900,000 at $0.98 per share.

•	Shares of common stock reserved for issuance upon exercise of options to be granted in the future: 1,100,000.

•	Shares previously registered pursuant to Form S-8 Registration Statement No. 333-169947: 7,300,000 shares

Pursuant to Rule 457(h) and (c), for all shares of Common Stock being registered hereunder with an exercise price which cannot be presently determined (1,100,000 shares), the Proposed Maximum Offering Price Per Share is $0.71 per share of Common Stock, which is based on the average of the high and low prices for the Registrant’s common stock as reported on the Toronto Stock Exchange and the NYSE Amex on September 7, 2011.

EXPLANATORY NOTES

Registration of Additional Securities. Mad Catz Interactive, Inc. (the “Company”) is filing this Registration Statement on Form S-8 to register an additional 3,000,000 shares of the Company’s common stock, no par value (“Common Stock”), issuable pursuant to the Mad Catz Interactive, Inc. Stock Option Plan—2007, as amended and restated (the “Plan”).

Incorporation by Reference of Earlier Registration Statements. Pursuant to General Instruction E of the Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-169947) registering shares of Common Stock issuable pursuant to the Plan and filed with the Securities and Exchange Commission on October 14, 2010 are hereby incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference into this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2011 filed with the SEC on June 14, 2011, Amendment No. 1 thereto filed on Form 10-K/A with the SEC on June 15, 2011, and Amendment No. 2 thereto filed on Form 10-K/A with the SEC on June 29, 2011.

(b)	Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed with the SEC on August 4, 2011.

(c)	Current Reports on Form 8-K filed with the SEC on April 18, 2011, May 6, 2011, June 14, 2011, August 4, 2011 and August 22, 2011.

(d)	Description of the Registrant’s common stock contained in its Registration Statement on Form 20-F, as amended, filed with the SEC on August 10, 1999, including any amendments or reports filed for the purpose of updating such description.

(e)	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this Registration Statement from the date of filing of such documents.

Any document and any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated herein by reference modifies or supersedes such statement or such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 8.	EXHIBITS.

4.1	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 20-F, as amended, filed with the SEC on August 10, 1999 and incorporated by reference pursuant to Item 3.

4.2	Mad Catz Interactive, Inc. Stock Option Plan—2007, as amended and restated. Reference is made to the Registrant’s Current Report on Form 8-K filed with the SEC on August 22, 2011 and incorporated by reference herein.

4.3	Form of Stock Option Agreement under the Mad Catz Interactive, Inc. Stock Option Plan—2007. Reference is made to the Registrant’s Current Report on Form 8-K filed with the SEC on October 9, 2007 and incorporated by reference herein.

5.1	Opinion of McMillan LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of McMillan LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 13, 2011.

MAD CATZ INTERACTIVE, INC.

By:	/s/ DARREN RICHARDSON
Darren Richardson President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Darren Richardson, with full power of substitution and resubstitution, his true and lawful attorney-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title	Date
/s/ DARREN RICHARDSON	President and Chief Executive Officer (Principal	September 13, 2011
Darren Richardson	Executive Officer)

/s/ ALLYSON EVANS	Chief Financial Officer (Principal Financial Officer	September 13, 2011
Allyson Evans	and Principal Accounting Officer)

/s/ THOMAS BROWN	Director	September 13, 2011
Thomas Brown

/s/ ROBERT MOLYNEUX	Director	September 13, 2011
Robert Molyneux

/s/ WILLIAM WOODWARD	Director	September 13, 2011
William Woodward

EXHIBIT INDEX

Exhibit
5.1	Opinion of McMillan LLP.*
23.1	Consent of KPMG LLP.*
23.2	Consent of McMillan LLP (included in Exhibit 5.1 hereto).*
24.1	Power of Attorney (included on signature page hereto).*

*	Filed herewith.